U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AGENT155 MEDIA CORPORATION
(Exact name of registrant as specified in charter)

Nevada	98-0508360
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1555 California St., Suite #309 Denver, Colorado 80202	Christopher J. Martinez 1555 California St., Suite 309 Denver, Colorado 80202 (646) 770-5518
(Address of Registrant's Principal Executive Offices)	(Name, address and telephone number of agent for service)

AGENT155 MEDIA CORPORATION 2011 SUPPLEMENTAL EMPLOYEE BENEFIT PLAN
(Full title of the plan)

Copies of all communications to:

Dieterich & Associates
11835 W. Olympic Blvd., Suite 1235E
Los Angeles, California 90064
Facsimile (310) 312-6680

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum offering price		Amount of registration fee

Common Stock	3,200,000	(1)	$0.15	(2)	$480,000	(2)	$
TOTAL	3,200,000		$0.15		$480,000		$

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The fee for the shares being registered is based upon the closing price of the Common Stock on October 14, 2011, which was $0.15 per share, as reported by OTC Markets and Nasdaq.

TABLE OF CONTENTS

PART I INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

    Item 1. Plan Information
    Item 2. Registrant Information and Employee Plan Annual Information

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    Item 3. Incorporation of Documents by Reference
    Item 4. Description of Securities
    Item 5. Interests of Named Experts and Counsel
    Item 6. Indemnification of Directors and Officers
    Item 7. Exemption for Registration Claimed
    Item 8. Exhibits
    Item 9. Undertakings

SIGNATURES

EXHIBIT  4.1
EXHIBIT  5.1
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 24.1

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

See Item 2 below.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to  Dieterich & Associates, 11835 W. Olympic Blvd., Suite 1235E, Los Angeles, California 90064.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following document(s) filed by the Company under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2010 as filed on April 15, 2011; the Registrant’s Quarterly Reports on Form 10-Q’s for the quarters ended March 31, 2011 and June 30, 2011 as filed on May 13, 2011 and August 15, 2011, respectively.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements contained in the Form 10-K and Forms 10-Q’s referred to in (a) above, if any.

In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modified or superseded such statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

Dieterich & Associates has given an opinion on the validity of the securities being registered hereunder. Principals in this law firm are eligible to receive shares of the Company's common stock pursuant to this Form S-8 registration statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Certificate of Incorporation, as amended, limits the liability of its directors to the fullest extent permitted by the Nevada Revised Statues. Specifically, the directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for liability (i) for any breach of the duty of loyalty to us or our shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. The bylaws of the Company provide for the indemnification of the officers and directors to the maximum extent permitted by Florida law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The Exhibits required by Item 601 of Regulation S-X, and an index thereto, are attached.

ITEM 9. UNDERTAKINGS

The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Company in the successful defense of that action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, Colorado, on October 15, 2011.

AGENT155 MEDIA CORPORATION

/s/ Christopher J. Martinez
Christopher J. Martinez, President

SPECIAL POWER OF ATTORNEY

The undersigned constitutes and appoints Christopher J. Martinez his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ Christopher J. Martinez Christopher J. Martinez	Director & President	October 14, 2011

EXHIBIT INDEX

Exhibit No.	Description

4.1	2011 Supplemental Employee Benefit Plan, dated October 13, 2011 (filed herewith).

5.1	Opinion Re: Legality (filed herewith).

23.1	Consent of Accountants (filed herewith).

23.2	Consent of Counsel (included in Exhibit 5).

24.1	Special Power of Attorney (see signature page).